Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, I, Stephen Pelletier, Senior Vice President of Pruco Life Insurance Company of New Jersey, hereby certify that the accompanying Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, containing the financial statements of Pruco Life of New Jersey Variable Contract Real Property Account (a separate account of Pruco Life Insurance Company of New Jersey) and The Prudential Variable Contract Real Property Partnership (the “Report”), fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Pruco Life of New Jersey Variable Contract Real Property Account and The Prudential Variable Contract Real Property Partnership.

Date: May 14, 2014

/s/ Stephen Pelletier
Stephen Pelletier
Senior Vice President, performing the functions of the Principal Executive Officer as of the date of this Quarterly Report on Form 10-Q
Pruco Life Insurance Company of New Jersey

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.